FORM S-8

    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                   PRIME CAPITAL CORPORATION
                   -------------------------
    (Exact name of Registrant as specified in its charter)

        Delaware                             363347311
(State or other jurisdiction of              (I.R.S. Employer
incorporation or organization)               Identification No.)


10275 West Higgins Road, Suite 200
     Rosemont, Illinois                           60018
---------------------------------------      ----------------
(Address of principal executive offices)        (zip code)


        Prime Capital Corporation 1997 Stock Option Plan
        ------------------------------------------------
                   (Full title of the plan)


                     Jeffrey A. Olson, Esq.
                       Corporate Counsel


                   PRIME CAPITAL CORPORATION
               10275 West Higgins Road, Suite 200
                    Rosemont, Illinois 60018
                 -----------------------------
            (Name and Address of agent for service)


                        (847)294-6000
        -------------------------------------------------
(Telephone number, including area code, of agent for service)

              CALCULATION OF REGISTRATION FEE

                              Proposed  Proposed
                              Maximum   Maximum
Title of       Amount         Offering  Aggregate Amount of
Securities to  to be          Price per Offering  Registration
Be Registered  Registered     Share (1) Price (1) Fee
--------------------------------------------------------------
Common Stock   185,566        $5.1565   $956,871.08
($.05 Par      shares
Value)                                            $289.96
--------------------------------------------------------------


Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act of 1933, as amended, and based upon the average of the high and low prices of the Registrant's Common Stock as reported by Nasdaq on December 22, 1997, 1997.

PART II
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Item 3.   Incorporation of Documents by Reference.
--------------------------------------------------

     The following documents, which have been filed with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the `Exchange Act'), are hereby incorporated by reference in, and shall be deemed to be a part of, this Registration Statement: Prime Capital Corporation's Annual Report on Form 10-KSB for the year ended December 31, 1996, its Quarterly Report on Form 10-QSB for the quarter ended September 30,1997, its Current Reports on Form 8-K dated June 16, 1997, and its Notice of Annual Meeting of the Stockholders and Proxy Statement on Form DEF 14A dated June 3, 1997.

     All documents filed by Prime Capital Corporation or the Plan pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the Plan or the filing of a post-effective amendment which indicated that all the securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into the Registration Statement and to be a part thereof from the respective dates of filing of such documents.


Item 4.   Description of Securities
-----------------------------------

          Not Applicable.


Item 5.   Interests of Named Experts and Counsel
------------------------------------------------

          Not Applicable.


Item 6.   Indemnification of Directors and Officers
---------------------------------------------------

     Prime Capital Corporation (the 'Registrant') has adopted provisions in its Certificate of Incorporation (the 'Certificate'), which require the Registrant to indemnify each person who is or was a director or officer of the Registrant, and each person who serves or served at the request of the Registrant as a director or officer of another enterprise, in accordance with, and to the fullest extent authorized by, the General Corporation Law of the State of Delaware.

     In addition, the Registrant's by-laws require that each person who at any time is or shall have been a director, officer, employee or agent of this corporation, or is or shall have been serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, and his heirs, executors and administrators, shall be indemnified by this corporation in accordance with and to the full extent permitted by the Delaware General Corporation Law as in effect at the time of adoption of this by-law or as amended from time to time. The foregoing right of indemnification shall not be deemed exclusive of any other rights to which a person seeking indemnification may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise.
If authorized by the Board of Directors, the corporation may purchase and maintain insurance on behalf of any person to the full extent permitted by the Delaware General Corporation Law as in effect at the time of the adoption of this by-law or as amended from time to time.

Item 7.   Exemption from Registration Claimed
---------------------------------------------

     Not Applicable.


Item 8.   Exhibits.
-------------------

4.1  Prime Capital Corporation 1997 Stock Option Plan
(incorporated by reference to Exhibit A to the Notice of Annual
Meeting of Stockholders and Proxy Statement on Form DEF 14A dated June 3, 1997).

23.1 *    Consent of KPMG Peat Marwick LLP.

---------------------
* Filed herewith.

Item 9.   Undertakings
----------------------

     The undersigned registrant hereby undertakes:
To file, during any period in which offers or sales are being made, a post effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


     Insofar as indemnification for liabilities under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.


SIGNATURES
----------

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rosemont, State of Illinois, on December 23, 1997.


                         PRIME CAPITAL CORPORATION



                         By:       /S/ James  A. Friedman
                                   (James A. Friedman)
                         Title:    President, Chief Executive
                                   Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature                 Title                Date
---------                 -----                ----

/s/ James A. Friedman     Director, President
(James A. Friedman)       and Chief Executive
                          Officer              December 23, 1997


/s/ Vern E. Landeck       Chief Financial
(Vern E. Landeck)         Officer              December 23, 1997


/s/ Mark P. Bischoff      Director             December 23, 1997
(Mark P. Bischoff)


/s/ Leander W.Jennings    Director             December 23, 1997
(Leander W. Jennings)



/s/ William D. Smithburg  Director             December 23,1997
(William D. Smithburg)



/s/ Robert R. Youngquist  Director             December 23,1997
(Robert R. Youngquist, D.D.S.)